UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 9, 2018

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Consent and Second Amendment to Fifth Amended and Restated Credit Agreement

On March 9, 2018, Delta Apparel, Inc. (“Delta Apparel”) and its wholly-owned subsidiaries M.J. Soffe, LLC, Culver City Clothing Company, Salt Life, LLC, and Art Gun, LLC (collectively with Delta Apparel, the “Borrowers”) entered into a Consent and Second Amendment to Fifth Amended and Restated Credit Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”) and the other lenders set forth therein (collectively with Wells Fargo, the “Lenders”).

The Fifth Amended and Restated Credit Agreement, dated as of May 10, 2016 (the “Amended Credit Agreement”), was filed as Exhibit 10.1 to Delta Apparel’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2016. The First Amendment to the Amended Credit Agreement was filed as Exhibit 10.2.5 to Delta Apparel’s Annual Report on Form 10-K filed with the SEC on November 28, 2017. The Amended Credit Agreement and First Amendment are incorporated herein by reference and referred to herein together as “the Existing Loan Agreement.”

Pursuant to the Second Amendment, the Lenders consented to Art Gun, LLC’s acquisition of substantially all of the assets of TeeShirt Ink Inc., a Florida corporation, d/b/a DTG2Go. The Second Amendment also: (i) revises certain provisions in the Existing Loan Agreement relating to Delta Apparel’s ability to pay cash dividends or distributions to shareholders or to repurchase shares of its common stock so that the effects of the Tax Cuts and Jobs Act of 2017 do not negatively impact Delta Apparel’s ability to make such dividends or distributions or to repurchase shares of its common stock during its 2018 fiscal year; (ii) amends the definition of Permitted Investments in the Existing Loan Agreement to allow investments in the Honduras JV (as defined in the Existing Loan Agreement) in an aggregate principal amount not to exceed $6 million; (iii) amends the definition of Permitted Purchase Money Indebtedness in the Existing Loan Agreement to increase the aggregate principal amount of leases into which the Borrowers may enter to up to $25 million; (iv) permits the name change of Art Gun, LLC to DTG2Go, LLC; and (v) adds new definitions relating to the acquisition of TeeShirt Ink Inc. d/b/a DTG2Go.

The foregoing summary of the Second Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Second Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On March 12, 2018, Delta Apparel issued a press release announcing Art Gun, LLC’s acquisition of substantially all of the assets of TeeShirt Ink Inc. d/b/a/ DTG2Go, a premium provider of digital, direct-to-garment printed products, for a purchase price of $16.35 million in cash (subject to customary post-closing adjustments) and additional payments contingent on certain performance targets. A copy of the press release is attached as Exhibit 99.1 hereto, incorporated herein by reference and also made available through the Company's website at www.deltaapparelinc.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Consent and Second Amendment to Fifth Amended and Restated Credit Agreement dated as of March 9, 2018, among Delta Apparel, Inc., M.J. Soffe, LLC, Culver City Clothing Company, Salt Life, LLC, Art Gun, LLC, Wells Fargo Bank, National Association and the other lender parties as set forth therein.

10.2
Press release issued by Delta Apparel, Inc. on March 12, 2018. The information contained in the attached exhibit is unaudited and should be read in conjunction with Delta Apparel, Inc.'s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	March 13, 2018	/s/ Deborah H. Merrill
Deborah H. Merrill
Chief Financial Officer and President, Delta Basics